                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


          We consent to incorporation by reference in the registration statement on Form S-8 of NorthPoint Communications Group, Inc., relating to the NorthPoint Communications Group, Inc. Employee Stock Purchase Plan, of our report dated February 24, 1999, on our audits of the financial statements of NorthPoint Communications, Inc. as of December 31, 1997 and 1998, for the period from May 16, 1997 (date of inception) through December 31, 1997, and for the year ended December 31, 1998, as included in NorthPoint Communications Group, Inc.'s Registration Statement (333-73065) on Form S-1 dated May 5, 1999.


                                                /s/  PRICEWATERHOUSECOOPERS LLP

San Francisco, California
May 5, 1999